SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)         AUGUST 28, 2002
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                              HOLLYWOOD MEDIA CORP.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


    FLORIDA                         0-22908                      65-0385686
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(STATE OR OTHER             (COMMISSION FILE NUMBER)           (IRS EMPLOYER
 JURISDICTION                                                IDENTIFICATION NO.)
OF INCORPORATION)


2255 GLADES ROAD, SUITE 237 WEST, BOCA RATON, FLORIDA               33431
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE         (561) 998-8000
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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.    OTHER EVENTS.

On August 28, 2002, Hollywood Media Corp. announced that it had entered into an Exchange Agreement, dated August 28, 2002 (the "Exchange Agreement"), among Hollywood Media, its wholly owned subsidiaries, hollywood.com, Inc. and Broadway.com, Inc., and Viacom Inc. Pursuant to the Exchange Agreement, Viacom reconveyed to Hollywood Media an aggregate of 8,614,687 shares of Hollywood Media's common stock, $.01 par value per share, and warrants held by Viacom to purchase 262,973 shares of Hollywood Media's common stock were cancelled. Viacom also paid Hollywood Media $2.0 million in cash. As a result of the transaction, Viacom no longer owns any shares of Hollywood Media's common stock or warrants to purchase common stock and Hollywood Media's shares outstanding decreased to approximately 20.4 million shares from approximately 29.0 million shares.

Hollywood Media retained $5.0 million in non-cash advertising and promotion across CBS properties for use through December 31, 2003. Each of the Advertising and Promotion Agreement and Content License Agreement, dated as of January 3, 2000, between hollywood.com, Inc. and Viacom, including hollywood.com, Inc.'s right to air additional advertising and promotion on CBS properties through October 2006, was terminated. The value of the terminated advertising and promotion under the Advertising and Promotion Agreement and Content License Agreement as carried on Hollywood Media's balance sheet was approximately $66.0 million. The reduction to fair value for the remaining $5.0 million in advertising plus the difference between (1) the carrying value of hollywood.com, Inc.'s terminated advertising rights and (2) the value of the securities transferred and cancelled by Viacom and the $2.0 million in cash paid by Viacom will be reported in the third quarter of 2002 as a non-cash accounting charge of approximately $58.0 million. As a result of the transaction, Hollywood Media will decrease its annual non-cash amortization expense by approximately $17.0 million per year over the next four years.

The parties also terminated each of the following additional agreements to which they were a party: (1) the Stock Purchase Agreement dated as of August 26, 1999,
(2) the Investor's Rights Agreement dated as of January 3, 2000, (3) the Voting Agreement dated as of January 3, 2000, (4) the Securities Purchase Agreement dated as of April 25, 2001, and (5) the Registration Rights Agreement dated as of May 1, 2001. Under the Voting Agreement, Viacom had the right to nominate two individuals for election to Hollywood Media's board of directors. Viacom's designees were Peter Glusker and Bryon Rubin. As a result of the termination of the Voting Agreement and Viacom's right to nominate individuals for election to Hollywood Media's board of directors, Mr. Glusker and Mr. Rubin resigned as directors of Hollywood Media.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified by reference to the full text of the Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. Hollywood Media's press release dated August 28, 2002 announcing the


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transactions contemplated by the Exchange Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)        Financial Statements of Businesses Acquired.

           Not applicable.

(b)        Pro Forma Financial Information.

           Not applicable.

(c)        Exhibits.

           1. Exchange Agreement, dated as of August 28, 2002, among Hollywood Media Corp., hollywood.com, Inc., Broadway.com, Inc. and Viacom Inc.

           2.         Press Release dated August 28, 2002





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                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  HOLLYWOOD MEDIA CORP.

                                  By: /s/ Mitchell Rubenstein
                                      ---------------------------------------
                                      Mitchell Rubenstein
                                      Chairman and Chief Executive Officer


Date: August 28, 2002













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                                  EXHIBIT INDEX


      Exhibit Number                        Description
      --------------                        -----------

           10.1 Exchange Agreement, dated August 28, 2002, among Hollywood Media Corp., hollywood.com, Inc., Broadway.com, Inc. and Viacom Inc.

           99.1       Press Release dated August 28, 2002










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